As filed with the Securities and Exchange Commission on October 1, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          AMERICAN MEDICAL ALERT CORP.
             (Exact name of registrant as specified in its charter)

                   New York                               11-2571221
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification No.)

                              3265 Lawson Boulevard
                            Oceanside, New York 11572
                                 (516) 536-5850
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

              Howard Siegel, President and Chief Executive Officer
                          American Medical Alert Corp.
                              3265 Lawson Boulevard
                            Oceanside, New York 11572
                     (Name and address of agent for service)

                                 (516) 536-5850
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                              James Alterbaum, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6272

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

|_| If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

|X| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

|_| If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                   ------------------------------------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
   AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
          FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
 SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT
                      TO SAID SECTION 8(A), MAY DETERMINE.

                   ------------------------------------------

                       PROSPECTUS DATED ________ __, 2001

                          AMERICAN MEDICAL ALERT CORP.

                         238,334 SHARES OF COMMON STOCK

o The shares of our common stock offered by this prospectus are being sold by the selling stockholder.

o We will not receive any proceeds from the sale of these shares. Since all of these shares are issuable upon exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for our general corporate purposes.

o On September 28, 2001, the closing price of our common stock on the Nasdaq SmallCap Market was $1.97.

o Our executive offices are located at 3265 Lawson Boulevard, Oceanside, New York 11572, our telephone number is (516) 536-5850 and our website is at "www.amacalert.com"

               ---------------------------------------------------
               NASDAQ SmallCap Market symbol for our Common Stock:
                                     "AMAC"
               ---------------------------------------------------


THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

               --------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               --------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS _______ __, 2001

                                TABLE OF CONTENTS

Risk Factors............................................................3
Where You Can Find More Information About Us............................7
Incorporation of Certain Documents by Reference.........................7
Forward-Looking Statements..............................................9
Use of Proceeds.........................................................9
Dividend Policy.........................................................9
Selling Stockholders ..................................................10
Plan of Distribution ..................................................11
Description of Securities..............................................13
Indemnification for Securities Act Liabilities.........................15
Legal Matters..........................................................15
Experts ...............................................................16

                                  RISK FACTORS

         BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THE SECTION "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE RELY ON SEVERAL KEY CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR BUSINESS

         We derive a significant portion of our revenue from the City of New York's Human Resources Administration (HRA), Homecare Services Program (HCSP). For the year ended December 31, 2000, revenues from this contract accounted for 36% of total revenue, and 27% of total revenue through June 30, 2001. The contract with HCSP expired on June 30, 1999. In January 1999, we and several other companies submitted proposals to provide the PERS services on behalf of the City of New York through June 30, 2003. We were advised by HCSP that another vendor had been preliminary recommended. We submitted a formal protest contesting the preliminary award, and such protest was ultimately denied. The City of New York is currently reviewing the recommendation of HCSP. The new contract has not yet been awarded to any vendor to date. We continue to provide the PERS services on behalf of the City of New York while the review of the HCSP recommendation by New York City is ongoing, and HCSP has granted us several extensions of the original contract, the most recent of which extended the contract through December 31, 2000. The City of New York has advised the Company that an extension of the contract, under the same terms and conditions, is being processed and which, if executed by the City of New York, will extend the contract through June 30, 2002.

         If HCSP awards the contract to another vendor, or if the level of revenues is not maintained under any renewed contract, a significant portion of our revenues (up to 27%) could be lost, albeit over a protracted period, having a material adverse effect on our operating results and cash flows. In addition, it is possible that significant adjustments to inventory and fixed assets associated with the contract could occur, and the Company could, depending on the severity of the loss of revenue, be required to implement additional cost cutting measures.

OUR BUSINESSES MAY BE ADVERSELY IMPACTED BY GOVERNMENT REGULATIONS.

         We derive over 35% of our revenues from Medicaid. Government legislative initiatives, if enacted, could impose pressures on the pricing structures applicable to our Personal Emergency Response Systems. Our revenue, operating margin and profitability could be adversely affected by new laws and or regulations, or changes in the interpretation of existing laws and/or regulations, or reductions in funding or imposition of additional limits on reimbursements.

         In addition, as a provider of services under the Medicaid program, we are subject to the federal fraud and abuse and the so-called "Stark" anti-referral laws, violations of which may result in civil and criminal penalties and exclusion from participation in the Medicaid program. Also, several states have enacted their own statutory analogs of the federal fraud and abuse and anti-referral laws. While we at all times attempt to comply with the applicable federal and state fraud and abuse and anti-referral laws there can be no assurance that administrative or judicial interpretations of existing statutes or regulations or enactments of new laws or regulations will not have a material adverse effect on our operations or financial condition.

RAPID TECHNOLOGICAL CHANGES MAY NEGATIVELY AFFECT OUR BUSINESS.

         The telecommunications industry, on which our business is dependent, is subject to rapid and significant changes in technology. These technological changes, including changes relating to emerging wireline and wireless transmission technologies, may require us to make changes in the technology we use in our products in order to remain competitive. This may require significant outlays of capital and personnel, which may adversely affect our results of operations and financial condition in the short term.

WE MAY NEED TO RAISE MORE MONEY IN THE FUTURE

         Our business plan and growth strategy are very dependent on our working capital position. We have, and continue to utilize significant amounts of working capital due to the nature of our business coupled with the recent expansion of our infrastructure. We may require additional outlays of capital for research and product development in advance of the revenues earned as a result of sales of our newly developed products. In addition, our growth strategy includes growth through acquisitions, which also can require significant outlays of capital before a return on the investment may be realized. All of these factors may require us to seek additional financing.

         There can be no assurance that additional financing will be available to us on acceptable terms or at all. If we are not able to secure additional financing on terms we consider acceptable to us, our business may be negatively impacted and we will not be able to execute on our business and growth strategies.

         These factors are more particularly described in the liquidity discussion of Management's Discussion and Analysis section of our Form 10-KSB for the fiscal year ended December 31, 2000, which is incorporated herein by reference.

PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE

         Because of our business involves responding to personal emergencies, failures of our products or errors in the delivery of our services carry a risk of liability claims. We manage this risk through contractual limits on liability and damages, and by carrying insurance. However, the contractual limits may not be enforceable in all jurisdictions or circumstances. While historically we have not incurred significant liabilities due to such claims, a successful claim may be made for damages which exceeds the coverage under any insurance policy. In the future, our insurance costs may become more expensive, and there can be no assurance that additional insurance will be available on acceptable terms. If one or more of these occur, it could have an adverse effect on our financial condition and operations.

                      RISKS ASSOCIATED WITH OUR SECURITIES

WE DO NOT ANTICIPATE THE PAYMENT OF DIVIDENDS

         We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all available funds for use in the operation of our business. Thus, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

SHARES THAT ARE ELIGIBLE FOR SALE IN THE FUTURE MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

         As of September 21, 2001, an aggregate of 1,472,012 of the outstanding shares of our common stock are "restricted securities" as that term is defined in Rule 144 under the federal securities laws. These restricted shares may be sold pursuant only to an effective registration statement under the securities laws or in compliance with the exemption provisions of Rule 144 or other securities law provisions. Rule 144 permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations. Rule 144 also permits sales of restricted securities by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. In general, an "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with us. The SEC has stated that generally, executive officers and directors of an entity are deemed affiliates of the entity. In addition, 1,001,791 shares are issuable pursuant to currently exercisable options, and 238,334 shares are issuable pursuant to currently exercisable warrants, which may be exercised for the shares that are being registered hereby, further adding to the number of outstanding shares. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could negatively affect the price of our common stock.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the SEC on April 17, 2001, and amended by Form 10-KSB/A, as filed with the SEC on April 30, 2001;
     o Proxy Statement on Schedule 14A, as filed with the SEC on July 26, 2001;
     o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed with the SEC on May 15, 2001;
     o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, as filed with the SEC on August 14, 2001;
     o Current Report on Form 8-K dated (date of earliest event reported) April 4, 2001 (as filed with the SEC on April 5, 2001);
     o Current Report on Form 8-K dated (date of earliest event reported) June 7, 2001 (as filed with the SEC on June 8, 2001);

     o Current Report on Form 8-K dated (date of earliest event reported) August 15, 2001 (as filed with the SEC on August 16, 2001);
     o The description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on December 8, 1983.

         You may request a copy of these filings, at no cost, by writing or telephoning us at 3265 Lawson Boulevard, Oceanside, NY 11572, Telephone (516) 536-5850. Attention: John Rogers, Secretary.

                    ---------------------------------------

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF OCTOBER 1, 2001.

                            -------------------------

                          FORWARD - LOOKING STATEMENTS

         In this prospectus, we make statements about our future financial condition, results of operations and business. These are based on estimates and assumptions made from information currently available to us. Although we believe these estimates and assumptions are reasonable, they are uncertain. These forward-looking statements can generally be identified because the context of the statement includes words such as may, will, expect, anticipate, intend, estimate, continue, believe or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements, including those listed under the heading "Risk Factors" and other cautionary statements in this prospectus. Unless otherwise required by applicable securities laws, we assume no obligation to update any such forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the re-sale of our Common Stock registered by the Registration Statement, of which this Prospectus is a part. All such proceeds will be paid to the Selling Stockholder specified under the heading, "Selling Stockholder." Since all of these shares are issuable upon exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for our general corporate purposes.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

                              SELLING STOCKHOLDERS

         This Prospectus covers the resale by the Selling Stockholder of up to 238,334 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), all of which are issuable upon the exercise of warrants. The warrants were issued by the Company pursuant to transactions consummated in November 2000. For more details regarding such transactions, see "Description of Securities -- The Transactions" and "Description of Securities -- Warrants".

         The following table lists certain information regarding the Selling Stockholder's ownership of shares of Common Stock as of August 28, 2001, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholder may change from time to time. The information in the table concerning the Selling Stockholder who may offer Shares hereunder from time to time is based on information provided to us by such Selling Stockholder.

                       Shares of                    Shares of Common Stock Owned
                     Common Stock    Shares of           after Offering (2)
Name of Selling     Owned Prior to   Common Stock   --------------------------
Stockholder           Offering(1)    to be Sold     Number   Percent of Class
-----------           -----------    ----------     ------   ----------------

Harriet Campbell
Incorporated            238,334        238,334            0                 0




---------------------

(1)      Assumes the exercise by the Selling Stockholder of all of its warrants.

(2) Assumes that all of the Shares are sold by the Selling Stockholder during the offering period.

                              PLAN OF DISTRIBUTION

         The Selling Stockholder may offer its shares of Common Stock at various times in one or more of the following transactions:

          o on any U.S. securities exchange on which the Common Stock may be listed at the time of such sale;
          o    in the over-the-counter market;
          o in transactions other than on such exchanges or in the over-the-counter market;
          o    in connection with short sales; or
          o    in a combination of any of the above transactions.

         The Selling Stockholder may offer its shares of Common Stock at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Selling Stockholder may also sell the shares under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

         The Selling Stockholder may use broker-dealers to sell its shares of Common Stock. If this happens, broker-dealers will either receive discounts or commissions from the Selling Stockholder, or they will receive commissions from purchasers of shares of Common Stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus.

         The transactions in the shares covered by this prospectus may be effected by one or more of the following methods:

          o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
          o purchases by a broker or dealer as principal, and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;
          o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or
          o negotiated transactions between the Selling Stockholder and purchasers without a broker or dealer.

         The Selling Stockholder and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and any of the Selling Stockholder with respect to the offer or sale of Shares pursuant to this Prospectus.

         In the registration rights agreement we executed with the Selling Stockholder, we agreed to indemnify and hold harmless the Selling Stockholder against liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact, unless made or omitted in reliance upon written information provided to us by the Selling Stockholder.

         We have agreed to bear the expenses incident to the registration of the shares, other than selling discounts and commissions.

         We agreed in the registration rights agreement to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective for:

          o    so long as any of the warrants are outstanding; and
          o a period of 18 months after all such warrants have been exercised in their entirety or until all of the shares of Common Stock owned by the Selling Stockholder are sold, whichever is earlier.

                            DESCRIPTION OF SECURITIES

GENERAL

         The total amount of authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of September 21, 2001, there were 6,494,413 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

COMMON STOCK

         Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. The holders of the Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available from time to time for this purpose. Upon liquidation or dissolution of the Company, the remainder of the Company's assets will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and payment on any preferential amounts to which the holders of any Preferred Stock may be entitled. All of the outstanding shares of Common Stock are fully-paid and non-assessable.

PREFERRED STOCK

         The Company's Preferred Stock may be issued from time to time by the Company's Board of Directors without the approval of the Company's stockholders. The Board of Directors is authorized to issue these shares in different series and, with respect to each series, to determine the dividend rights, the redemption provisions, voting rights, conversion provisions, liquidation preferences and other rights and preferences not in conflict with the Company's Certificate of Incorporation or with New York law.

THE WARRANTS

         Pursuant to the transaction described below, the Company issued to the Selling Stockholder two warrants to purchase 133,333.33 shares of Common Stock and 105,000 shares of Common Stock, respectively, at an exercise price of $2.00 per share (the "Warrants"). The Warrants are exercisable at any time until 5:00 p.m. on November 20, 2005 and December 20, 2005, respectively. In addition, the Selling Stockholder has the option, during a period of ten trading days, beginning on November 21, 2003 and 2005, respectively, to require the Company to redeem the Warrants (the "Put Option"). The initial redemption prices are equal to a formula based on the "Put Factor" ($5 or $6, respectively) subject to adjustment, less the exercise price per share ($2), subject to adjustment. This formula yields a redemption price equal to $3.00 and $4.00 per share issuable upon exercise of the respective Warrants (the "Initial Redemption Prices") subject to adjustment. In the event that Selling Stockholder exercises the Put Option at the time the shares underlying the Warrants have been registered for resale or may be resold pursuant to Rule 144, then the Company, in lieu of honoring its obligation to redeem the Warrants, may require the Selling Stockholder to exercise the Warrants, and the Company will only pay the Selling Stockholder the difference between the Put Factor, as the same may be adjusted from time to time, and the market price per share of Common Stock at the time of such exercise. The Company is released from its obligation under the Put Option if the Company's stock trades above the Put Factor of each respective Warrant for a period of 10 consecutive trading days.

         The exercise price and the number and type of shares issuable upon the exercise of the Warrants is subject to adjustment from time to time upon the reorganization, reclassification, merger, exchange of shares, sale, lease or other disposition of the Company's assets (pursuant to which shares of stock or other securities, property or assets are to be received by or distributed to the holders of Common Stock), payment of a stock dividend, distribution, subdivision or combination of the Company's Common Stock. The Warrants are transferable by the Selling Stockholder and are cancelable upon a sale of the Company by merger, sale of assets or otherwise, provided that the Company redeems the Warrants from the Selling Stockholder upon such sale, unless the Company's stock price trades above the Put Factor for 10 consecutive trading days, in which case the Warrants are cancelable without payment.

         We agreed to register for resale the shares of Common Stock underlying the Warrants. See "Plan of Distribution".

THE TRANSACTION

         On November 21, 2000, the Company through its wholly-owned subsidiary, HCI Acquisition Corp., a New York corporation ("Buyer"), purchased substantially all of the assets of Harriet Campbell, Incorporated, a New York corporation ("Seller"), in the business of providing telephone after-hour answering services, stand-alone voice-mail services, auto-paging and auto- attendant application services for the healthcare community. The purchase price for the purchased assets consists of (i) $915,000 in cash paid at closing, (ii) the issuance to Seller of the Warrants (as described above), (iii) an additional amount to be paid to Seller based upon a percentage of the net income of any division of the Company in which the purchased assets will be operated calculated over a six (6)-year period from the closing date not to exceed an aggregate of $550,000 and (iv) the assumption of certain specified operating liabilities of Seller consisting of operating leases and ordinary course operational liabilities.

TRANSFER AGENT AND REGISTRAR

         Continental Stock Transfer & Trust Company, New York, New York is the transfer agent and registrar for the Common Stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 722 of the New York Business Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our Bylaws authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under New York law.

         A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under New York law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

         We have purchased a directors and officers liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

         We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify our directors and officers against judgements, fines, amounts paid in settlement and reasonable expenses incurred in connection with any legal action to which such director or officer is or is threatened to be made a party by reason of the fact that such director or officer is or was serving in such capacity, provided that the director or officer acted in good faith and for a purpose which the director or officer reasonably believed to be in the best interests of the Company, or for a criminal action, the director or officer did not have reasonable cause to believe that his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby has been passed upon by Parker Chapin LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 2000, have been so incorporated in reliance upon the report of Margolin, Winer & Evens LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting. With respect to the unaudited financial information for the periods ended March 31, 2001 and June 30, 2001 incorporated herein by reference, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their separate reports included in the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their report on such information should be restricted. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the 1933 Act.

-----------------------------------------------------              ----------------------------------------------
         WE HAVE NOT AUTHORIZED ANY DEALER,                                      AMERICAN
SALESPERSON OR ANY OTHER PERSON TO GIVE ANY                                      MEDICAL
INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN                            ALERT CORP.
THIS PROSPECTUS. YOU MUST NOT RELY ON ANY
UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT
OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION
WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS
PROSPECTUS IS CURRENT AS OF OCTOBER 1, 2001.

               TABLE OF CONTENTS                                             238,334 SHARES OF
                                                                                COMMON STOCK

                                                 Page
                                                 ----

Risk Factors........................................3
Where You Can Find More Information About Us........7
Incorporation of Certain Documents by Reference.....7
Forward-Looking Statements..........................9
Use of Proceeds.....................................9
Dividend Policy.....................................9
Selling Stockholders ..............................10
Description of Securities..........................11
Plan of Distribution ..............................13
Indemnification for Securities Act Liabilities.....15                            PROSPECTUS
Legal Matters......................................15
Experts............................................16


                                                                               _______ __, 2001

-----------------------------------------------------              ----------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets for the various expenses payable by us in connection with the offering of our Common Stock being registered hereby. All amounts shown are estimates.

        Filing fee for registration statement...................   $     119.17
        Legal fees and expenses.................................   $  10,000.00
        Accounting fees and expenses............................   $   5,500.00
        Miscellaneous expenses..................................   $       0.00
                                                                   -------------
                Total...........................................   $  15,619.17

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 722 of the New York Business Corporation Law ("NYBCL") provides, in general, that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws of the corporation or, when authorized by such certificate of incorporation or by-laws,
(i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         (b) Article Seventh of the Company's Certificate of Incorporation, as amended, sets forth as follows:

         "Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law."

         (c) Article VI of the Company's Amended and Restated By-Laws sets forth as follows:

         "Each person who is made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Company or serves or served any other entity in any capacity at the request of the Company shall be indemnified by the Company to the maximum extent permitted by statute as amended from time to time."

         (d) In August, 2001 the Company entered into Indemnification Agreements with each of its directors and officers (each an "Indemnitee"). Pursuant to the Indemnification Agreements, the Company agreed to indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and including one by or in the right of the Company or by or in the right or any other entity in which the Indemnitee served at the request of the Company (each an "Action") by reason of the fact that the Indemnitee (or the Indemnitee's testator or intestate) is or was a director or officer of the Company or any direct or indirect subsidiary of the Company, or served another entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with such Action. The Indemnitee shall be entitled to indemnification only to the extent that (i) with respect to any and all Actions, the Indemnitee acted in good faith, for a purpose which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or a subsidiary of the Company, and (ii) with respect to any criminal Action, the Indemnitee did not have reasonable cause to believe that the Indemnitee's conduct was unlawful. In case of an action by or in the right of the Company or by or in the right of any other entity in which Indemnitee served as an officer or director, no indemnification shall be made in respect of
(i) any threatened or pending Action which is settled or otherwise disposed of, or (ii) any Action as to which the Indemnitee shall have been adjudged to be liable to the Company or a subsidiary of the Company, unless and only to the extent that the court in which such Action was brought shall determine upon application that, in view of all the circumstances of the Action, the Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses which such court shall deem proper.

ITEM 16.         EXHIBITS.

Number           Description of Exhibit
------           ----------------------

4.1*             Registration Rights Agreement dated November 21, 2000 between the Company and the Selling Stockholder
4.2(i)*          Warrant to purchase 133,333 1/3 shares of Common Stock, issued to Harriet Campbell, Inc.
4.2(ii)*         Warrant to purchase 105,000 shares of Common Stock, issued to
                 Harriet Campbell, Inc.
5.1*             Opinion of Parker Chapin LLP
23.1             Consent of Margolin Winer & Evens LLP.
23.2*            Consent of Parker Chapin LLP (included in Exhibit 5.1 hereto).
24.1*            Power of Attorney (included on Signature Page hereto).

-------------------------------

* Previously filed with our Registration Statement on Form S-3, filed on February 5, 2001.

ITEM 17. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oceanside, State of New York, on the 1st day of October, 2001.

                                    AMERICAN MEDICAL ALERT CORP.


                                    By: /s/ Howard M. Siegel
                                       -----------------------------------------
                                       Howard M. Siegel, Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Howard M. Siegel his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things required and necessary to be done, as fully and to all intents and purposes as, he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of October, 2001.


/s/ Howard M. Siegel
----------------------                   Chairman of the Board and Chief
Howard M. Siegel                         Executive Officer


/s/ Ronald Levin
---------------------
Ronald Levin                             Director


/s/ Theodore Simon
---------------------
Theodore Simon                           Director

/s/
---------------------
James F. LaPolla                         Director


/s/ Frederic S. Siegel
---------------------
Frederic S. Siegel                       Director


/s/ Yacov Shamash
---------------------
Yacov Shamash                            Director


/s/ Richard Rallo
---------------------
Richard Rallo                            Controller

                                  EXHIBIT INDEX
                                  -------------


Number             Description of Exhibit
------             ----------------------

4.1*             Registration Rights Agreement dated November 21, 2000 between the Company and the Selling Stockholder
4.2(i)*          Warrant to purchase 133,333 1/3 shares of Common Stock, issued to Harriet Campbell, Inc.
4.2(ii)*         Warrant to purchase 105,000 shares of Common Stock, issued to
                 Harriet Campbell, Inc.
5.1*             Opinion of Parker Chapin LLP
23.1             Consent of Margolin Winer & Evens LLP.
23.2*            Consent of Parker Chapin LLP (included in Exhibit 5.1 hereto).
24.1*            Power of Attorney (included on Signature Page hereto).

-------------------------------
* Previously filed with our Registration Statement on Form S-3, filed on February 5, 2001.